Exhibit 99.2

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our notes, especially the risks of investing in our notes discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, any reference to or description of our concurrent common stock offering herein is wholly subject to the other prospectus supplement pursuant to which shares of our common stock are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase shares of our common stock.

Tesla, Inc.

Our mission is to accelerate the world’s transition to sustainable energy. We design, develop, manufacture, lease and sell high-performance fully electric vehicles, solar energy generation systems and energy storage products. We also offer maintenance, installation, operation and other services related to our products.

Our production vehicle fleet includes our Model S premium sedan and our Model X SUV, which are our highest-performance vehicles, and our Model 3, a lower-priced sedan designed for the mass market. We continue to enhance our vehicle offerings with enhanced Autopilot options, internet connectivity and free over-the-air software updates to provide additional safety, convenience and performance features. In March 2019, we unveiled Model Y, a compact SUV utilizing the Model 3 platform, which we expect to produce at high volumes by the end of 2020. In April 2019, we also introduced the next generation of powertrain for Model S and Model X, with 370 and 325 miles (EPA) of maximum range, respectively. In addition, we have several future electric vehicles in our product pipeline, including Tesla Semi, a pickup truck and a new version of the Tesla Roadster.

We also sell and lease retrofit solar energy systems and sell renewable energy and energy storage products, and are ramping our Solar Roof product that combines solar energy generation with attractive, integrated styling. Our energy storage products, which we manufacture at Gigafactory 1, consist of Powerwall, mostly for residential applications, and Powerpack, for commercial, industrial and utility-scale applications.

In order to facilitate our continued growth, we are undertaking various initiatives. These include plans to develop Model Y and Tesla Semi, expand our Supercharger and vehicle service and repair networks, and invest in our manufacturing facilities, including Tesla Factory and our Gigafactories in Nevada, New York and Shanghai. In particular, Gigafactory Shanghai is a key strategic component for our growth in China, the largest electric vehicle market in the world, and we are proud to be the first wholly foreign-owned vehicle manufacturer in the country. As part of this project, we have agreed with the local government to spend approximately $2 billion in capital expenditures over the next five years (which is already included in our capital expenditure plans), and to generate approximately $270 million of annual tax revenues starting at the end of 2023. We believe the tax revenue target will be easily attainable even if our production were far lower than the volumes we are planning, although if we are unwilling or unable to meet such target or obtain periodic project approvals, we would be compensated for the remaining value of the land lease, buildings and fixtures and revert the site to the government.

At this point in the history of Tesla, we have developed industry leading technology, cost and performance, and the most exciting product lineup in the world. With this foundation, we look forward to the next phase of growth as we expand and scale our operations.

We were incorporated in 2003 in Delaware. As of March 31, 2019, we and our subsidiaries had 40,853 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on, or can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, “Tesla,” “Model S,” “Model X,” “Model 3,” “Model Y,” “Tesla Roadster,” “Tesla Semi” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

THE OFFERING

Issuer	Tesla, Inc., a Delaware corporation.

Securities	$1,600,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2024 (plus up to an additional $240,000,000 principal amount of additional notes that our underwriters have the option to acquire from us).

Issue price	100% plus accrued interest, if any, from May 7, 2019.

Maturity	The notes will mature on May 15, 2024, unless earlier converted or purchased.

Interest	The notes will bear interest at a rate of 2.00% per year.

Interest will accrue from May 7, 2019 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2019.

We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default”.

Conversion rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding February 15, 2024 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events”.

On or after February 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder.

The conversion rate for the notes is initially 3.2276 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $309.83 per share of common stock). The conversion rate will be subject to adjustment as described in this prospectus supplement.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (as described herein). If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as described herein) in a 20 consecutive VWAP trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion”.

In addition, following certain corporate events that occur prior to the maturity date, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances, as described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change”.

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances described under “Description of Notes—Conversion Rights—General”. Instead, interest will be deemed to be paid in full by the cash paid and, if applicable, shares of our common stock issued to the converting holder upon conversion.

No redemption	We may not redeem the notes prior to the maturity date, and no “sinking fund” is provided for the notes, which means that we are not required to retire the notes periodically.

Fundamental change	If we undergo a “fundamental change” (as defined in “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, holders may require us to purchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”.

Ranking	The notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•

rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, including our 1.25% Convertible Senior Notes due 2021, 2.375% Convertible Senior Notes due 2022, and 5.30% Senior Notes due 2025 (our “Existing Notes”);

•	be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries (including the 1.625% Convertible Senior

Notes due 2019 and Zero-Coupon Convertible Senior Notes due 2020 each issued by SolarCity Corporation (“SolarCity”) (collectively, the “SolarCity Convertible Notes”) and the amounts outstanding under our subsidiaries’ credit facilities (the “Subsidiary Credit Facilities”)).

As of March 31, 2019, on an as-adjusted basis after giving effect to this offering (assuming that the underwriters do not exercise their option to purchase additional notes), Tesla, Inc. would have had approximately $7.7 billion in outstanding indebtedness (which amount includes the face amount of the notes as well as the face value of our Existing Notes and outstanding balances under our senior secured asset-backed revolving credit agreement (the “Credit Agreement”)), $1.9 billion of which was secured indebtedness, and our subsidiaries had approximately $6.7 billion in liabilities outstanding (which amount includes the face amount of the outstanding SolarCity Convertible Notes and includes $3.5 billion of non-recourse indebtedness), including trade payables and indebtedness to third parties at the full stated amount thereof but excluding intercompany indebtedness and other obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries and other consolidated entities in accordance with GAAP), all of which will be structurally senior to the notes with respect to claims on the assets and cash flows of our subsidiaries and other consolidated entities.

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Events of default	Except as described under “Description of Notes—Events of Default,” if an event of default occurs, the principal amount of the notes plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving Tesla, Inc.

Book-entry form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The

Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Nasdaq Global Select Market symbol for our common stock	Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA”.

Trustee, paying agent and conversion agent	U.S. Bank National Association.

Convertible note hedge and warrant transactions	In connection with the pricing of the notes, we entered into privately negotiated convertible note hedge transactions with one or more of the underwriters or their respective affiliates or other financial institutions (“hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the notes. We also entered into warrant transactions with the hedge counterparties relating to the same number of shares of our common stock, with a strike price of $607.50, subject to customary anti-dilution adjustments.

The convertible note hedge transactions are expected to reduce potential dilution to our common stock and/or offset potential cash payments we are required to make in excess of the principal amount upon any conversion of notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants on the applicable expiration dates unless, subject to the terms of the warrant transactions, we elect to cash settle the warrants.

If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge and warrant transactions.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $1.6 billion (or approximately $1.8 billion if the underwriters exercise in full their over-allotment option to purchase additional notes), after deducting the underwriting discounts and our estimated offering expenses. In addition, concurrently with this convertible note offering, we are offering 3,086,419 shares of common stock (3,549,381 shares if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering. Through this convertible notes offering and our concurrent common stock offering we expect to receive net proceeds of approximately $2.3 billion (up to $2.7 billion if the underwriters exercise in full their options to purchase additional common stock and notes) after deducting underwriting discounts and our estimated offering expenses.

We intend to use the net proceeds from this convertible notes offering and our concurrent common stock offering to further strengthen our balance sheet, as well as for general corporate purposes. In addition, we will use approximately $262.1 million of these proceeds (after such cost is partially offset by the proceeds from warrant transactions described in “Description of Convertible Note Hedge and Warrant Transactions”) to pay the net cost of the convertible note hedge transactions entered into in connection with this convertible notes offering. See “Use of Proceeds.”

If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and for general corporate purposes.

Concurrent common stock offering	Concurrently with this offering, we are offering 3,086,419 shares of our common stock (or 3,549,381 shares if the underwriters’ option to purchase additional shares of common stock in such offering is exercised in full) in a public offering. This offering is not contingent upon the closing of the concurrent common stock offering and the concurrent common stock offering is not contingent upon the closing of this offering.

Elon Musk share purchase	Mr. Elon Musk, our Chief Executive Officer, has indicated his preliminary interest in purchasing up to 102,880 shares of our common stock for a purchase price of approximately $25.0 million in the concurrent common stock offering at the public offering price.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

U.S. federal income tax considerations	For material U.S. federal income tax consequences of the purchase, ownership, disposition and conversion of the notes, and the ownership and disposition of shares of our common stock into which the notes may be converted, see “Material U.S. Federal Income Tax Considerations.”

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